    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 2001
                                                REGISTRATION NO. [_____________]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                         FGIC SECURITIES PURCHASE, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                       13-36333082
 (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR                              IDENTIFICATION NUMBER)
          ORGANIZATION)
                                  115 BROADWAY
                            NEW YORK, NEW YORK 10006
                                 (212) 312-3000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 DEBORAH M. REIF
                         FGIC SECURITIES PURCHASE, INC.
                                  115 BROADWAY
                            NEW YORK, NEW YORK 10006
                                 (212) 312-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                            EILEEN B. HEITZLER, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103

                       ----------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration as determined by market conditions.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    This registration statement also covers liquidity facility obligations issued in connection with any remarketing of securities purchased by the registrant or its affiliates.

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                 PROPOSED          PROPOSED
 TITLE OF EACH CLASS OF                          MAXIMUM           MAXIMUM         AMOUNT OF
    SECURITIES TO BE        AMOUNT TO BE        AGGREGATE         AGGREGATE      REGISTRATION
       REGISTERED            REGISTERED         PER UNIT*      OFFERING PRICE*        FEE
-----------------------------------------------------------------------------------------------
   Liquidity facility      $2,000,000,000          100%           $500,000         $500,000
      obligations
===============================================================================================

*   Estimated solely for the purpose of determining the registration fee.

                          ----------------------------

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

           PRELIMINARY, SUBJECT TO COMPLETION, DATED OCTOBER 19, 2001

                                 $2,000,000,000

                         PRINCIPAL AMOUNT PLUS INTEREST

                         LIQUIDITY FACILITY OBLIGATIONS

                                       OF

                         FGIC SECURITIES PURCHASE, INC.

        We intend to offer from time to time, in connection with the issuance by municipal authorities of adjustable or floating rate debt securities, our liquidity facility obligations under one or more standby bond purchase agreements. The liquidity facility obligations will not be sold separately from the securities, which will be offered pursuant to a separate prospectus or offering statement. The liquidity facility obligations will not be severable from the securities and may not be separately traded. This prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of securities purchased by us or by our affiliates.

        We will issue the liquidity facility obligations from time to time to provide liquidity for certain adjustable or floating rate securities issued by municipal authorities. The specific terms of the liquidity facility obligations and the securities to which they relate will be set forth in a prospectus supplement to this prospectus. Each issue of liquidity facility obligations may vary, where applicable, depending upon the terms of the securities to which the liquidity facility obligations relate.

        We are a Delaware corporation that was incorporated in 1990. Our principal executive office is 115 Broadway, New York, New York 10006 and our telephone number is (212) 312-3000. Unless the context otherwise indicates, the terms "the company," "we," "us" or "our" mean FGIC Securities Purchase, Inc.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                         ------------------------------


                 The date of this prospectus is [____________].

        We have provided the information contained in this prospectus. We are submitting this prospectus in connection with the future sale of the liquidity facility obligations. You may not reproduce or use this prospectus, in whole or in part, for any other purposes.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the liquidity facility obligations in any jurisdiction where the offer or sale is not permitted.

        This prospectus and the applicable prospectus supplement constitute a prospectus with respect to our liquidity facility obligations under the standby bond purchase agreements to be entered into from time to time by us in support of the securities. We do not anticipate that registration statements with respect to the securities issued by municipal authorities will be filed under the Securities Act of 1933, as amended.

        You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents regardless of the time of delivery of this prospectus and the accompanying prospectus supplement or any sale of the liquidity facility obligations. We may provide additional updating information with respect to the matters discussed in this prospectus and the accompanying prospectus supplement in the future by means of appendices or supplements to this prospectus and the accompanying prospectus supplement or other documents including those incorporated by reference.

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports and information with the Securities and Exchange Commission. You may read and copy any of these documents at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, such as ourselves, that file electronically with the Commission. The address of that web site is http://www.sec.gov. We do not intend to deliver to holders of the liquidity facility obligations an annual report or other report containing financial information. We do not have a web site; however, Financial Guaranty Insurance Company, one of our affiliate companies, has a web site that contains information about us. Financial Guaranty Insurance Company's web site is http://www.fgic.com. Information on Financial Guaranty Insurance Company's web site is not intended to be a part of this prospectus.

                           INCORPORATION BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we will file with the Commission will automatically update or supersede this information. We incorporate by reference:

        - our annual report on Form 10-K for the year ended December 31, 2000;

        - our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2001 and June 30, 2001; and

        - our current reports on Form 8-K filed with the Commission on September 20, 2001 and October 15, 2001.

        We also incorporate by reference any future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until such time as we have sold all of the liquidity facility obligations covered by this prospectus.

        We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon the oral or written request of such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You should direct such requests to: Carolanne Gardner, Corporate Communications Department, FGIC Securities Purchase, Inc., 115 Broadway, New York, New York 10006, Telephone: (212) 312-3000.

                                   THE COMPANY

        The company was incorporated in 1990 in the State of Delaware. All outstanding capital stock of the company is owned by FGIC Holdings, Inc., a Delaware corporation.

        Our business consists and will consist of providing liquidity for certain adjustable and floating rate securities issued by municipal authorities through liquidity facilities in the form of standby bond purchase agreements. The securities are typically remarketed by registered broker-dealers at par on a periodic basis to establish the applicable interest rate for the next interest period and to provide a secondary market liquidity facility for holders of securities desiring to sell their securities. Pursuant to standby bond purchase agreements with issuers, remarketing agents, tender agents or trustees of the securities, we will be obligated to purchase unremarketed securities from the holders of those securities who voluntarily or mandatorily tender their securities for purchase. In order to obtain funds to purchase the securities, we will enter into one or more standby loan agreements with General Electric Capital Corporation or its permitted assignees under which GE Capital or its permitted assignees will be irrevocably obligated to lend funds as needed to us to purchase securities as required.

        Our principal executive offices are located at 115 Broadway, New York, New York 10006, telephone (212) 312-3000.

                               RECENT DEVELOPMENTS

        We have issued the following liquidity facility obligations since the date of our quarterly report on Form 10-Q for the period ending June 30, 2001:

        - $21,275,000 principal amount plus interest in support of Board of Trustees of Grand Valley State University, General Revenue Variable Rate Demand Bonds, Series 2001B, issued on or about August 7, 2001, described in the prospectus supplement dated July 20, 2001;

        - $48,000,000 principal amount plus interest in support of Board of Trustees of Oakland University, General Revenue Bonds (Variable Rate Demand), Series 2001, issued on or about August 16, 2001, described in the prospectus supplement dated August 7, 2001;

        - $41,395,000 principal amount plus interest in support of Board of Regents of Eastern Michigan University, General Revenue Variable Rate Demand Refunding Bonds, Series 2001, issued on or about August 29, 2001, described in the prospectus supplement dated August 13, 2001;

        - $30,000,000 principal amount plus interest in support of Board of Control of Northern Michigan University, General Revenue Variable Rate Demand Bonds, Series 2001, issued on or about September 5, 2001, described in the prospectus supplement dated August 27, 2001; and

        - $180,000,000 principal amount plus interest in support of Massachusetts Water Resources Authority, Multi-Modal Subordinated $95,000,000 General Revenue Bonds, 2001 Series A and $85,000,000 General Revenue Bonds, 2001 Series B, issued on or about September 26, 2001, described in the prospectus supplement dated September 19, 2001.

                                     SUMMARY

        The proposed structure will be utilized to provide liquidity through a "put" mechanism for floating or adjustable rate securities issued by municipal authorities. The securities typically include a tender feature that permits broker-dealers to establish interest rates on a periodic basis which would enable the securities to be remarketed at par and that provides a secondary market liquidity facility for holders desiring to sell their securities. The securities will be remarketed pursuant to an agreement under which the broker-dealers will be obligated to use "best efforts" to remarket the securities. In the event that they cannot be remarketed, we will be obligated, pursuant to a standby purchase agreement with the issuer, remarketing agent, tender agent or trustee of the securities, to purchase unremarketed securities from the holders desiring to tender their securities. This facility will assure holders of securities of liquidity for their securities even when market conditions preclude successful remarketing.

        The proposed structure may also be used in connection with concurrent offerings of variable rate demand securities. Variable rate demand securities are municipal securities pursuant to which the interest rate is a variable interest rate which is re-set by the remarketing agent or pursuant to a stated formula from time to time (not to exceed a stated maximum rate). The owners of variable rate demand securities have the optional right to tender their variable rate demand securities to the issuer for purchase and, in the event the remarketing agent does not successfully remarket the tendered variable rate demand securities, we are obligated to pay the purchase price for those securities to those owners pursuant to the terms of our liquidity facility.

        The fees for providing the liquidity facility will be paid by the issuer or other entity specified in the applicable prospectus supplement, typically over the life of the liquidity facility or, in the case of variable rate demand securities, until such time as a variable rate demand security is permanently linked with a convertible inverse floating rate security. Except as otherwise provided in a prospectus supplement, in order to obtain funds to purchase unremarketed securities, we will enter into one or more standby loan agreements with GE Capital or its permitted assignees under which GE Capital or its permitted assignees will be irrevocably be obligated to lend funds to us as needed to purchase securities for which the put option has been exercised. Except as otherwise provided in a prospectus supplement, the standby bond purchase agreement between us and the trustee, issuer or other specified entity will provide that without the consent of the issuer and the trustee for the holders of the securities, we will not agree or consent to any amendment, supplement or modification of the related standby loan agreement, nor waive any provision of the related standby loan agreement, if that amendment, supplement, modification or waiver would materially adversely affect the issuer or other specified entity, or the holders of the securities.

        Except as otherwise provided in a prospectus supplement, our liquidity facility obligations under the standby bond purchase agreement may only be terminated upon the occurrence of certain events including the following:

        - if the issuer or other specified entity fails to pay any portion of the commitment fee when due as set forth in the standby bond purchase agreement and the related payment reimbursement agreement, or if the issuer fails to pay when due any other amount it must pay under those documents and that failure continues for a specified number of business days;

        - if the issuer or other specified entity fails to observe or perform any agreement contained in the standby bond purchase agreement, the indenture or a related municipal financing agreement (or the applicable state takes any action which would impair the power of the issuer or other specified entity to so comply) and, if that failure is a result of a covenant breach that the issuer can remedy, that failure continues for a specified number of days following written notice of that failure from us to the issuer;

        - if any representation, warranty, certification or statement made by the issuer in the standby bond purchase agreement or any related document or in any certificate, financial statement or other document the issuer or other specified entity delivers under those documents proves to have been incorrect in any material respect when made;

        - if the issuer or other specified entity defaults in the payment of principal of or premium, if any, or interest on any bond, note or other evidence of indebtedness that the issuer or other specified entity has issued, assumed or guaranteed, and that default is continuing;

        - if the issuer or other specified entity commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or declares a moratorium, or takes any action to authorize any of the foregoing;

        - if an involuntary case or other proceeding is commenced against the issuer or other specified entity seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and the involuntary case remains undismissed and unstayed for a period of 60 days; or if an order for relief is entered against the issuer or other specified entity under the federal bankruptcy laws;

        - if any material provision of the standby bond purchase agreement or any related document defined in the standby bond purchase agreement for any reason whatsoever ceases to be a valid and binding agreement of the issuer or other party to the standby bond purchase agreement or the issuer or other party thereto contests the validity or enforceability of any of these documents; or

        - if the issuer or other specified entity does not pay when due any amount payable under the securities or under a related municipal financing agreement (regardless of whether the holders of the securities waive that failure).

        You should be aware that the specific termination events applicable to a standby bond purchase agreement will be subject to negotiation in each case. For this reason, other or different termination events than those listed above may apply to the specific standby bond purchase agreement. The final termination events under each standby bond purchase agreement will be specified in the applicable prospectus supplement.

        Upon the occurrence of a termination event, we may deliver notice to the issuer, any specified entity, the related trustee, remarketing agent and any applicable paying agent or tender agent regarding our intention to terminate the standby bond purchase agreement. In that case, the standby bond purchase agreement would terminate, effective at the close of business on the day following the date of the notice, or if that date is not a business day, on the next business day. However, before the time at which termination takes effect, the related securities will be subject to mandatory tender for purchase from the proceeds of a drawing under the standby bond purchase agreement. The termination of the standby bond purchase agreement, however, does not result in an automatic acceleration of the related securities.

        The above structure is intended to receive the highest short term rating from the rating agencies and to municipal authorities with the lowest cost of financing. There can be no assurances, however, that those ratings will be maintained.

                      THE STANDBY BOND PURCHASE AGREEMENTS

        Our liquidity facility obligations under the standby bond purchase agreements will rank equally with all of our other general unsecured and unsubordinated obligations. The liquidity facility obligations are not issued pursuant to an indenture; they will arise under one or more standby bond purchase agreements.

        Holders of the securities will be entitled to the benefits and will be subject to the terms of the applicable standby bond purchase agreement as specified in the prospectus supplement. Pursuant to the applicable standby bond purchase agreement, we will agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the securities to which that standby bond purchase agreement relates. Our liquidity facility obligation under each standby bond purchase agreement will be sufficient to pay a purchase price equal to the principal of the security to which that standby bond purchase agreement relates and up to a specified amount of interest at a specified rate set forth in the applicable prospectus supplement. We expect that the standby bond purchase agreements will have a shorter term than that of the securities to which they relate, but the standby bond purchase agreements are subject to extension or renewal. The term of the applicable standby bond purchase agreement and the term of the related securities will be set forth in the applicable prospectus supplement.

                           THE STANDBY LOAN AGREEMENTS

        In order to obtain funds to fulfill our liquidity facility obligations under the standby bond purchase agreements, we will enter into one or more standby loan agreements with GE Capital or its permitted assignee under which GE Capital or its permitted assignee will be irrevocably obligated to loan funds to us as needed to purchase the securities to which the applicable standby bond purchase agreement relates. Each standby loan agreement will have the terms set forth in the applicable prospectus supplement. We anticipate that each loan under a standby loan agreement will be in an amount not exceeding the purchase price for the securities tendered by the holders. The purchase price will represent the outstanding principal amount of those securities, and any accrued interest on the principal for a specified period. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered securities. If stated in the applicable prospectus supplement, GE Capital may have the unilateral right to assign its rights and obligations pursuant to the terms of each standby loan agreement subject only to confirmation from the applicable rating agency or rating agencies that the assignment will not result in a lower credit rating on the securities. We do not anticipate that GE Capital will guarantee the securities to which its standby loan agreement relates or our obligation under any standby purchase agreement.

                              PLAN OF DISTRIBUTION

        The liquidity facility obligations will not be sold separately from the securities, which will be offered pursuant to a separate prospectus, official statement or offering circular.

        In connection with the offering of the liquidity facility obligations pursuant to this prospectus, any underwriter or agent participating in the offering may overallot or effect transactions which stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. That stabilizing, if commenced, may be discontinued at any time.

                                  LEGAL MATTERS

        The legality of our liquidity facility obligations has been passed upon for the company by Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103.

                                     EXPERTS

        Our financial statements as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, appearing in our annual report on Form 10-K for the year ended December 31, 2000, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, which has been incorporated by reference in this prospectus upon the authority of said firm as experts in accounting and auditing.

         SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

================================================================================


                                TABLE OF CONTENTS

                                                          Page
                                                          ----
                   Where You Can Find More Information.....2
                   Incorporation By Reference..............2
                   The Company.............................3
                   Recent Developments.....................3
                   Summary.................................4
                   The Standby Bond Purchase Agreements....6
                   The Standby Loan Agreements.............6
                   Plan of Distribution....................7
                   Legal Matters...........................7
                   Experts.................................7
                   SEC Position on Indemnification for
                           Securities Act Liabilities......7





================================================================================







================================================================================



                                 $2,000,000,000


                         principal amount plus interest,

                         liquidity facility obligations

                                    issued by






                                 FGIC Securities
                                 Purchase, Inc.







                               ------------------

                                   PROSPECTUS

                               ------------------







                                [_______________]





================================================================================

                         [FORM OF PROSPECTUS SUPPLEMENT]

        The following is an example of the prospectus supplement which we will issue whenever we issue liquidity facility obligations under the accompanying prospectus. The final terms of the liquidity facility obligations, which may be different from the terms described in this prospectus supplement, will be specified in the applicable prospectus supplement.

                         ------------------------------

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

(To Prospectus dated [_______], 2001)

                               $__________________

                         PRINCIPAL AMOUNT PLUS INTEREST

                         LIQUIDITY FACILITY OBLIGATIONS

                                       OF

                         FGIC SECURITIES PURCHASE, INC.
                                  IN SUPPORT OF

                                [NAME OF ISSUER]

                                 [NAME OF BONDS]

                         ------------------------------

Date of the bonds [______]                                   Due:  [________]

                                                             Price:  [_______]

        We are offering, in connection with the issuance by [issuer] of [name of bonds], our liquidity facility obligations under a standby bond purchase agreement. The standby bond purchase agreement will expire on [____________] unless it is extended or terminated sooner in accordance with its terms.

        [The terms of the underlying bonds to which the liquidity facility obligations relate will be summarized on the cover of the applicable prospectus supplement.]

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Our liquidity facility obligations under the standby bond purchase agreement are not being sold separately from the bonds. The bonds are being [marketed/remarketed] under a separate disclosure document. The liquidity facility obligations will not be severable from the bonds and may not be separately traded. This prospectus supplement and the accompanying prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of bonds purchased by us or by our affiliates.

        Unless the context otherwise requires, the terms "the company," "we," "us" or "our" mean FGIC Securities Purchase, Inc.


                         ------------------------------
                                 [Underwriters]


                         ------------------------------

The date of this prospectus supplement is [month/date/year].

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----

INTRODUCTION............................................................................S-
DESCRIPTION OF THE BONDS................................................................S-
STANDBY BOND PURCHASE AGREEMENT.........................................................S-
THE STANDBY LOAN AGREEMENT; GE CAPITAL; RIGHT OF ASSIGNMENT.............................S-
EXPERTS.................................................................................S-

                      -----------------------------------

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.


                                  INTRODUCTION

        We are providing you with this prospectus supplement to furnish information regarding our liquidity facility obligations under a standby bond purchase agreement in support of [$____________] aggregate principal amount of [title of bonds] which [name of issuer] issued on or about [date]. Owners of the bonds will have the right to tender, or in certain cases be required to tender, the bonds. [Name of entity] will act as paying agent and is the entity responsible for accepting tender notices and tendered bonds. The remarketing agents, and any successors, will be obligated to use their best efforts to remarket the bonds. We [have entered] [will enter] into a standby bond purchase agreement with [issuer/trustee/other specified entity], pursuant to which we [are] [will be] obligated under certain circumstances to purchase unremarketed bonds from the holders optionally or mandatorily tendering their bonds for purchase. In order to obtain funds to purchase the bonds, we [have entered] [will enter] into a standby loan agreement initially with General Electric Capital Corporation under which GE Capital [is] [will be] irrevocably obligated to lend funds to us as needed to purchase bonds. Our liquidity facility obligations under the standby bond purchase agreement will expire [_____] from the date of delivery of the bonds unless the standby bond purchase agreement is extended or terminated sooner in accordance with its terms.

        GE Capital has the unilateral right to assign its rights and obligations pursuant to the terms of the standby loan agreement, subject only to confirmation from the applicable rating agency that the assignment will not result in a lower credit rating of the bonds. This means that GE Capital will be released of all liabilities and obligations under any standby loan agreement which it has assigned. Our liquidity facility obligations under the standby bond purchase agreement will expire on [date] unless the standby bond purchase agreement is extended or terminated sooner in accordance with its terms.

                            DESCRIPTION OF THE BONDS

        [The applicable prospectus supplement will set forth a detailed description of the underlying bonds, including a description of interest provisions, form, denomination and transfer provisions, redemption and tender provisions and any other terms applicable to the bonds.]


                       THE STANDBY BOND PURCHASE AGREEMENT

        Our liquidity facility obligations under the standby bond purchase agreement will rank equally with all of our other general unsecured and unsubordinated obligations. The liquidity facility obligations are not issued under an indenture. As of the date of this prospectus supplement, we have approximately $[_________] billion amount of liquidity facility obligations currently outstanding under various standby bond purchase agreements, including the liquidity facility obligations we are issuing under this prospectus supplement.

        Owners of the bonds to which the liquidity facility obligations relate will be entitled to the benefits and will be subject to the terms of the standby bond purchase agreement. Under the standby bond purchase agreement, we agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the bonds. Our liquidity facility obligations under the standby bond purchase agreement will be sufficient to pay a purchase price equal to the principal of and up to [_____] days' interest on the bonds at an assumed maximum rate of [____]% per year.


                               TERMINATION EVENTS

        The scheduled expiration date of the standby bond purchase agreement is [month/date/year]. The indenture relating to the bonds will specify certain circumstances where we must purchase bonds that a holder tenders for purchase pursuant to an optional or mandatory tender, which have not been remarketed. Under certain circumstances, we may terminate our obligation to purchase bonds. The following events would permit such termination:

        - if the issuer [or other specified entity] fails to pay any portion of the commitment fee when due as set forth in the standby bond purchase agreement and the related payment reimbursement agreement, or if the issuer fails to pay when due any other amount it must pay under those documents and that failure continues for a specified number of business days;

        - if the issuer [or other specified entity] fails to observe or perform any agreement contained in the standby bond purchase agreement, the indenture or a related municipal financing agreement (or the applicable state takes any action which would impair the power of the issuer [or other specified entity] to so comply) and, if that failure is a result of a covenant breach that the issuer can remedy, that failure continues for a specified number of days following written notice of that failure from us to the issuer;

        - if any representation, warranty, certification or statement made by the issuer in the standby bond purchase agreement or any related document or in any certificate, financial statement or other document the issuer [or other specified entity] delivers under those documents proves to have been incorrect in any material respect when made;

        - if the issuer [or other specified entity] defaults in the payment of principal of or premium, if any, or interest on any bond, note or other evidence of indebtedness that the issuer [or other specified entity] has issued, assumed or guaranteed, and that default is continuing;

        - if the issuer [or other specified entity] commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or declares a moratorium, or takes any action to authorize any of the foregoing;

        - if an involuntary case or other proceeding is commenced against the issuer [or other specified entity] seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and the involuntary case remains undismissed and unstayed for a period of 60 days; or if an order for relief is entered against the issuer [or other specified entity] under the federal bankruptcy laws;

        - if any material provision of the standby bond purchase agreement or any related document [to be defined in the standby bond purchase agreement] for any reason whatsoever ceases to be a valid and binding agreement of the issuer [or other party to the standby bond purchase agreement] or the issuer [or other party thereto] contests the validity or enforceability of any of these documents; or

        - if the issuer [or other specified entity] does not pay when due any amount payable under the bonds or under a related municipal financing agreement (regardless of whether the holders of the bonds waive that failure).

        [You should be aware that the specific termination events applicable to a liquidity facility will be subject to negotiation in each case. For this reason, other or different termination events than those listed above may apply to the specific liquidity facility. The final termination events under each liquidity facility will be specified in the applicable prospectus supplement.]

        If a termination event occurs, we may deliver notice to the trustee, the issuer [or other party to[________]] [any specified entity], the remarketing agent and any applicable paying agent or tender agent regarding our intention to terminate the standby bond purchase agreement. In that case, the standby bond purchase agreement would terminate, effective at the close of business on the day following the date of the notice, or if that date is not a business day, on the next business day. Before the time at which termination takes effect, the bonds will be subject to mandatory tender for purchase from the proceeds of a drawing under the standby bond purchase agreement. The termination of the standby bond purchase agreement, however, does not result in an automatic acceleration of the bonds.

        The obligations of the issuer under the bonds are as described in a separate disclosure document relating to the bonds.

           THE STANDBY LOAN AGREEMENT; GE CAPITAL; RIGHT OF ASSIGNMENT

        In order to obtain funds to fulfill our liquidity facility obligations under the standby bond purchase agreement, we [will enter] [have entered] into a standby loan agreement with GE Capital under which GE Capital will be irrevocably obligated to lend funds to us as needed to purchase bonds. The amount of each loan under the standby loan agreement will be no greater than the purchase price for tendered bonds. The purchase price represents the outstanding principal amount of the tendered bonds and interest accrued on the principal to but excluding the date we borrow funds under the standby loan agreement. Each loan will mature on [date]. The proceeds of each loan will be used only for the purpose of paying the purchase price for tendered bonds. When we wish to borrow funds under the standby loan agreement, we must give GE Capital prior written notice by a specified time on the proposed borrowing date. GE Capital will make available the amount of the borrowing requested no later than a specified time on each borrowing date (if GE Capital has received the related notice of borrowing by the necessary time on such date).

        The standby loan agreement will expressly provide that it is not a guarantee by GE Capital of the bonds or of our liquidity facility obligations under the standby bond purchase agreement. GE Capital will not have any responsibility or incur any liability for any act, or any failure to act, by us which results in our failure to purchase tendered bonds with the funds provided under the standby loan agreement.

        GE Capital [has/will have] the unilateral right at any time to assign its rights and obligations under the standby loan agreement to another standby lender unrelated to GE Capital, provided that the assignment does not result in a reduction in the credit rating of the liquidity facility obligations. This means that GE Capital will be released of all obligations and liabilities under any standby loan agreement which it has assigned. In the event of any assignment, you will not receive prior notice of the assignment nor will you have any additional rights with respect to the obligations on the bonds.


                       RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the consolidated ratio of earnings to fixed charges of GE Capital for the periods indicated:


  [We will provide this information for the previous five years and the most recent interim period.]

        For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which GE Capital believe reasonably approximates the interest factor of such rentals.


            WHERE YOU CAN FIND MORE INFORMATION REGARDING GE CAPITAL

        GE Capital files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information GE Capital files at the SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. GE Capital's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. GE Capital maintains a web site at http://www.gecapital.com. Information on GE Capital's web site is not intended to be a part of this prospectus supplement.


                INCORPORATION OF INFORMATION REGARDING GE CAPITAL

        The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that GE Capital has previously filed with the SEC. These documents contain important information about GE Capital, its business and its finances.

DOCUMENT                                          PERIOD
--------                                          ------

Annual report on Form 10-K.................       Year Ended December 31, [________]
[Quarterly reports on Form 10-Q]...........       [Quarters Ended March ___, _____, June ___,
                                                  _____ and September ___, _____]


                                     EXPERTS

        The financial statements and schedule of GE Capital and consolidated affiliates as of December 31, [______] and [______], and for each of the years in the three year period ended December 31, [______], appearing in GE Capital's annual report on Form 10-K for the year ended December 31, [______], have been incorporated by reference in this prospectus supplement in reliance upon the report of KPMG LLP, independent certified public accountants, which has been incorporated by reference in this prospectus supplement upon the authority of said firm as experts in accounting and auditing.

================================================================================


                               $__________________

                         principal amount plus interest


                         liquidity facility obligations


                                    issued by

                         FGIC SECURITIES PURCHASE, INC.

                                  in support of

                                [NAME OF ISSUER]

                                 [NAME OF BONDS]


                           ---------------------------


                              PROSPECTUS SUPPLEMENT


                           ---------------------------


                                [month/day/year]


================================================================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the expenses expected to be incurred in connection with the offering described in the registration statement. All amounts are estimated except the registration fee.

        Registration Fee                      $500,000
        Legal Fees and Expenses                 50,000
        Rating Agency Fees                      25,000
        Miscellaneous and
          Auditor's Fees                        10,000
             Total                            $585,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that in certain circumstances a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

        Section 145(e) of the DGCL permits a Delaware corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute.

        Section 145(f) of the DGCL provides that the indemnification and advancement of expense provisions contained in the DGCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

        Section 102(b)(7) of the DGCL permits a Delaware corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

        The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise. The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL.

        The Certificate of Incorporation of the registrant provides that (a) to the extent permitted by the DGCL, no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends, stock purchases or stock redemptions, as provided by Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit, (b) that each person who at any time is or shall have been a director, officer or employee of the registrant, or is or shall have been serving at the request of the registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, and his or her heirs, executors and administrators, shall be indemnified by the registrant in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware, and (c) the registrant may, to the extent authorized from time to time by the board of directors of the registrant, grant rights to indemnification and to the advancement of expenses to any agent of the registrant to the same degree as granted to directors, officers and employees of the registrant.

        The By-Laws of the registrant provide that the registrant shall, to the full extent permitted and in the manner required by the DGCL, (i) indemnify any person (and his or her heirs and legal representatives) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether in nature civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant or of any constituent corporation absorbed into the registrant by consolidation or merger, or serves or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the registrant or any constituent corporation, and (ii) provide to any such person (and his or her heirs and legal representatives) advances for expenses incurred in defending any such action, suit or proceeding upon receipt of any undertaking by that person to repay such advances unless it is ultimately determined that he or she is entitled to indemnification by the registrant.

        The directors of the registrant are insured against certain fiduciary liabilities under insurance policies purchased by General Electric Capital Corporation, the ultimate parent of the registrant. The directors, officers and employees of the registrant are also insured against certain fiduciary liabilities under the Employee Retirement Income Security Act of 1974 pursuant to insurance policies purchased by General Electric Capital Corporation.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
Number         Description of Exhibit
------         ----------------------

4.1 Proposed form of standby bond purchase agreement (municipal issuer).

4.2 Proposed form of standby bond purchase agreement (third party conduit beneficiary).

5.1 Opinion of Orrick, Herrington & Sutcliffe LLP re: legality of securities.

10.1 Proposed form of standby loan agreement between the Company and GE Capital.

23.1           Consent of KPMG LLP.

23.2           Consent of Orrick, Herrington & Sutcliffe LLP (included in
               Exhibit 5).

24.1 Power of Attorney (included on signature page to registration statement).

ITEM 17.  UNDERTAKINGS

        A.      The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.      The undersigned registrant hereby further undertakes:

                (1) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

                (3) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement which the registrant reasonably believes will be met by the time of sale) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, as of October 19, 2001.

                               FGIC SECURITIES PURCHASE, INC.

                               By:    /s/ Deborah M. Reif
                                      ---------------------------------------
                                      Name:  Deborah M. Reif
                                      Title: President

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of FGIC Securities Purchase, Inc. hereby severally constitute Deborah
M. Reif and Amedeo Edward Turi, III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable FGIC Securities Purchase, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



           Signature                             Title                           Date
           ---------                             -----                           ----


/s/ Deborah M. Reif                  President (principal executive        October 19, 2001
----------------------------         officer) and Director
Deborah M. Reif


/s/ David Shea                       Treasurer (principal financial        October 19, 2001
----------------------------         and accounting officer) and
David Shea                           Director


/s/ Amedeo Edward Turi, III          Director                              October 19, 2001
----------------------------
Amedeo Edward Turi, III

                                  EXHIBIT INDEX

Exhibit
Number         Description of Exhibit
------         ----------------------

4.1 Proposed form of standby bond purchase agreement (municipal issuer).

4.2 Proposed form of standby bond purchase agreement (third party conduit beneficiary).

5.1 Opinion of Orrick, Herrington & Sutcliffe LLP re: legality of securities.

10.1 Proposed form of standby loan agreement between the Company and GE Capital.

23.1           Consent of KPMG LLP.

23.2           Consent of Orrick, Herrington & Sutcliffe LLP (included in
               Exhibit 5).

24.1 Power of Attorney (included on signature page to registration statement).